Exhibit 15.13
CONSENT OF QUALIFIED PERSON
Re: Annual Report on Form 20-F of ArcelorMittal

l, Paul Grant Obermeyer, an employee of and Principal Geologist at VBKOM (Pty) Ltd, in connection with ArcelorMittal's Annual Report on Form 20-F for the year ended December 31, 2022 (the "2022 20-F"):

a) certify that I have supervised and validated the preparation of the Thabazimbi Iron Ore Mine Mineral Resource estimates;

b) consent to the use of and references to my name, including my status as an expert or "Qualified Person" (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the 2022 20-F and Thabazimbi Iron Ore Mine Mineral Resource estimates; and

c) consent to the incorporation by reference of the 2022 20-F into the Registration Statements Nos. 333-147382, 333-153576, 333-162697 and 333-170117 on Form S-8 and Registration Statement No. 333-256031 on Form F-3 (and any amendments or supplements thereto).

I am responsible for authoring, and this consent pertains to the Thabazimbi Iron Ore Mine Mineral Resource estimates I hereby certify that I have read the 2022 20-F and that it fairly and accurately represents the Mineral Resources for each property (Thabazimbi Iron Ore Mine) for which I am responsible.

Dated: 30 January 2023

/s/ Paul Grant Obermeyer
Mr Paul Grant Obermeyer
B.Sc. (Hons) (Geology); M.Sc. (Geology)
SACNASP Membership No. 400114/06